UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 3, 2015 (May 1, 2015)
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed by Uni-Pixel, Inc. on May 1, 2015 is filed for the purpose of including information relating to the issuance of unregistered shares of common stock made on April 20, 2015.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES.

On May 1, 2015, Uni-Pixel, Inc. (the Company) issued 773,320 shares of its common stock, $0.001 par value, to Hudson Bay Master Fund Ltd. (Hudson Bay) pursuant to the terms of that certain Senior Secured Convertible Note issued to Hudson Bay on April 16, 2015. On April 29, 2015, Hudson Bay exercised its right to accelerate the payment of $2,250,000 of principal and $50,625 in interest. The Company relied on Section 4(a)(2) of the Securities Act of 1933 to issue the common stock, inasmuch as Hudson Bay is an accredited investor and there was no form of general solicitation or general advertising in the offer and sale of the securities.

On April 20, 2015, the Company issued 20,833 shares of common stock to Frank Johnson, Jr. as trustee for the plaintiffs in the action captioned “In re Uni-Pixel, Inc., Shareholder Derivative Litigation (Cause No. 2014-08251)” and originally filed on February 19, 2014 in the 165th Judicial District in Harris County, Texas. The common stock was issued in partial consideration for an agreement to settle the action. The Company relied on Section 3(a)(10) of the Securities Act of 1933 to issue the common stock, inasmuch as the issuance of the common stock is in exchange for the settlement of alleged claims and has been approved by the Court after a hearing upon the fairness of the settlement at which all parties had a right to appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2015	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer